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                                                                  EXHIBIT 10.25

                          UNSECURED INDEMNITY AGREEMENT

                                 DEFINED TERMS

EXECUTION DATE: As of November 25, 1998

LOAN: A first deed of trust loan in the amount of $21,500,000.00 from Indemnitee to Borrower

BORROWER & ADDRESS:            Arlington Square Limited Partnership,
                               a Virginia limited partnership
                               c/o The Washington Corporation
                               4650 East-West Highway, Suite 251
                               Bethesda, Maryland 20814
                               Attention: William N. Demas

LIABLE PARTIES & ADDRESS:      The Washington Corporation,
                               a Maryland corporation
                               4650 East-West Highway, Suite 251
                               Bethesda, Maryland 20814
                               Attention: William N. Demas

INDEMNITEE & ADDRESS:          Metropolitan Life Insurance Company,
                               a New York corporation
                               200 Park Avenue, 12th Floor
                               New York, New York 10166
                               Attention: Senior Vice-President
                                          Real Estate Investments

                 and:          Metropolitan Life Insurance Company
                               One Madison Avenue
                               New York, New York 10010-3690
                               Attention: Vice-President and Investment Counsel
                                          Real Estate Investments

As used in this Agreement, the term "INDEMNITEE" shall have the meaning set forth in Subsection 3(a) below.

NOTE: Promissory Note executed by Borrower in favor of Indemnitee in the amount of the Loan dated as of the Execution Date, together with all extensions, renewals, modifications, restatements and amendments thereof.

DEED OF TRUST: Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date and executed by Borrower to secure repayment of the Note, together with all extensions, renewals, modifications, restatements and amendments thereof The Deed of Trust will be recorded in the records of the County in which the Property (defined below) is located.


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     THIS UNSECURED INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of the Execution Date by Borrower and Liable Parties (collectively, "INDEMNITORS" and individually, an "INDEMNITOR") in favor of Indemnitee. Capitalized terms which are not defined in this Agreement shall have the respective meanings set forth in the Deed of Trust.

                                    RECITALS

     A. Indemnitee has loaned or will loan to Borrower the Loan evidenced by the Note. Payment of the Note is secured by the Deed of Trust which encumbers the real property more particularly described in EXHIBIT A to this Agreement and certain other property more particularly described in the Deed of Trust and referred to therein and in this Agreement as the "PROPERTY".

     B. As a condition to making the Loan, Indemnitee requires Indemnitors to indemnify and hold Indemnitee harmless from any Environmental Claim (as defined below). Indemnitee would not make the Loan without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for Indemnitee's agreement to make the Loan.

          NOW THEREFORE, in consideration of the premises and for other consideration, Indemnitors jointly and severally agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "ENVIRONMENTAL CLAIM" shall mean any claim, demand, action, suit, judgment or proceeding (enforcement or otherwise) that seeks to impose costs, damages, fines, penalties, expenses or liabilities, including, without limitation, any consequential damages, directly or indirectly related to the Property, for

              (i) pollution or contamination of the air, surface water, ground water, or land;

              (ii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation;

              (iii) the presence or alleged release of Hazardous Materials (defined below) on or under the Property, the soil, groundwater, or soil vapor on or under the Property, or the migration or alleged spreading of Hazardous Materials from the Property, whether or not known to Indemnitors, regardless of the source of such presence or release or, except as expressly provided in this Agreement, regardless of when such release or presence occurred;

               (iv) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;

               (v) injury to or death of any person or persons arising from or in connection with Hazardous Materials;


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               (vi) destruction or contamination of any property connected with
     Hazardous Materials;

               (vii) the removal of Hazardous Materials from the Property or the taking of necessary precautions to protect against the release of Hazardous Materials from or onto the Property including, without limitation, the air, ground water or surface water,

               (viii) compliance with all Requirements of Environmental Law (defined below) and/or any asserted breach or violation of any Requirements of Environmental Law;

               (ix) any restriction on use, ownership, transferability as a result of Hazardous Materials; and

               (x) remedial, response, abatement, cleanup, investigative, and monitoring work in connection with any Hazardous Materials (collectively, the "REMEDIAL WORK").

         (b) "ENVIRONMENTAL PERMIT" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on the Property under any applicable law, regulation, or other requirement of the United States of America or any state, municipality, or other subdivision or jurisdiction related to pollution, protection of health or the environment, emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Property.

         (c) "HAZARDOUS MATERIALS" shall include without limitation the following:

               (i) Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., and in the regulations promulgated pursuant to said laws;

               (ii) Those substances defined as "hazardous wastes" in the Virginia Waste Management Act, Virginia Code Section 10.1-1400
         ET SEQ., or the Southeast Interstate Low-level Radioactive Waste Management Compact, Virginia Code Section 10.1-1500 ET SEQ., and the regulations promulgated pursuant to such laws;

               (iii) Those chemicals known to cause cancer or reproductive toxicity;

               (iv) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);


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               (v) Any material, waste or substance which is (i) petroleum,
         (ii) asbestos. (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
         Section 1317); (v) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Section
         2601 ET SEQ.; (vi)flammable explosives; or (vii) radioactive materials; and

               (vi) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

         (d) "REQUIREMENTS OF ENVIRONMENTAL LAWS" means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any Environmental Permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

     2. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants, covenants and agrees to and with Indemnitee that (a) neither Borrower nor, to the best of Borrower's knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted, nor at any time will Borrower place, suffer or permit the presence of any toxic waste or other Hazardous Materials (as defined in SUBSECTION 1(c) hereof), or any contaminants, oil or pesticides at, on, under, within or about the Property except as expressly approved by Indemnitee in writing, (b) neither Borrower nor any portion of the Property is subject to any existing, or to the best of Borrower's knowledge, pending or threatened investigation by any governmental authority under any Requirements of Environmental Laws (as defined in SUBSECTION 1(d) hereof), (c) Borrower has not and is not required by any Requirements of Environmental Laws to obtain any permits or licenses to use any portion of the Improvements, fixtures, or equipment on the Property, (d) all operations or activities upon the Property, and any use or occupancy of the Property by Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (e) Borrower will use best efforts to assure (i) that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws and (ii) that no tenant, subtenant or occupant places, suffers or permits any toxic waste or other Hazardous Materials, or any contaminants, oil or pesticides at, on, under, within or about the Property, and (f) Borrower will comply with all of the requirements and recommendations set forth in any environmental site assessment performed with respect to the Property prior to the date hereof as a condition of the Loan and will obtain and forward to Indemnitee revised environmental site assessments, if requested by Indemnitee.

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     3. INDEMNIFICATION

        (a) Indemnitors shall protect, defend, indemnify, and hold harmless Indemnitee, its successors and assigns and affiliates and their respective officers, directors, shareholders, and employees (Indemnitee and all such other persons and entities being referred to in this Agreement individually as an "INDEMNITEE" and collectively as "INDEMNITEES") from and against all Environmental Claims (including, without limitation, reasonable attorneys' fees and disbursements and reasonable environmental investigation costs and fees incurred by any Indemnitee in connection with such Environmental Claims).

        (b) In the event any Remedial Work is reasonably necessary or desirable under any Requirements of Environmental Laws, Indemnitors shall within thirty (30) days after written demand by Indemnitee (or such shorter period of time as may be required under Requirements of Environmental Laws) commence to perform or cause to be commenced, and diligently prosecute to completion, the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Indemnitors and approved in advance in writing by Indemnitee, and under the supervision of a consulting engineer, selected by Indemnitors and approved in advance in writing by Indemnitee. All costs and expenses of Remedial Work shall be paid by Indemnitors including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Indemnitee's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Indemnitors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Indemnitee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses incurred in connection with the Remedial Work shall be an Environmental Claim under this Agreement.

        (c) Indemnitors shall not be liable under this Agreement to the extent of that portion of the costs and liabilities of any Environmental Claim attributable to an affirmative act of any Indemnitee which causes (i) the introduction and initial release of a Hazardous Material at the Property, or (ii) material aggravation of a then existing Hazardous Material condition at the Property. In addition, if Indemnitee acquires ownership of the Property through a foreclosure, trustee's sale or deed in lieu of foreclosure, Indemnitors shall not be liable under this Agreement for that portion of costs and liabilities of an Environmental Claim which is attributable to the introduction and initial release of a Hazardous Material at the Property by any party, other than an Indemnitor, at any time after Indemnitee has acquired title to the Property. In all other circumstances, the liability of Indemnitors under this Agreement shall remain in full force and effect after Indemnitee acquires title to the Property, including without limitation with respect to any Hazardous Materials which are discovered at the Property after the date Indemnitee acquires title but which were actually introduced to the Property prior to the date of such acquisition, and with respect to any continuing migration or release of any Hazardous Materials which commenced prior to the date that Indemnitee acquires title.

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     4. NOTICE OF ACTIONS.

        (a) Borrower shall give immediate written notice to Indemnitee of (i) any proceeding, inquiry or notice by or from any governmental authority regarding Hazardous Materials, an Environmental Claim or a Requirement of Environmental Laws; (ii) all Environmental Claims; (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be in violation of a Requirement of Environmental Laws or subject to an Environmental Claim; and (iv) Borrower's receipt of any notice or discovery of any information regarding the presence or existence of any Hazardous Material on, under, or about the Property, or any alleged breach or violation of any Requirements of Environmental Laws pertaining to Borrower or the Property.

        (b) Borrower shall deliver to Indemnitee copies of all Environmental Claims, and all orders, notices, permits, applications, reports, and other documents pertaining to the subject matter of the Environmental Claim. If Indemnitee so elects, Indemnitors may participate in the defense of any such Claim on behalf of and as it relates to Indemnitors and to employ separate counsel in connection therewith, but the fees, costs and expenses related thereto shall be at the expense of Indemnitors.

     5. PROCEDURES RELATING TO INDEMNIFICATION.

        (a) Indemnitors shall at their own cost, expense, and risk (i) defend all Environmental Claims that may be brought or instituted against any Indemnitee; (ii) pay any judgment or decree that may be recorded against any Indemnitee in connection with any Environmental Claim; and (iii) reimburse all Indemnitees for the cost of, or for any payment made by any of them, with respect to any reasonable expenses incurred in connection with Hazardous Materials and as a result of any Environmental Claims against any Indemnitee arising out of the obligations of Indemnitors under this Agreement.

        (b) Counsel selected by Indemnitors pursuant to SUBSECTION 5(a) shall be subject to the approval of the Indemnitee asserting a claim under this Agreement; PROVIDED, HOWEVER, that any Indemnitee may elect to defend any Environmental Claim at the cost and expense of Indemnitors, if, in the judgment of the Indemnitee (i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest between any of the parties to the Environmental Claim. If Indemnitee so elects, Indemnitors may participate in the defense of any such Claim on behalf of and as it relates to Indemnitors and to employ separate counsel in connection therewith, but the fees, costs and expenses related thereto shall be at the expense of Indemnitors.

        (c) Notwithstanding anything in this Agreement to the contrary, Indemnitors shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any Environmental Claim or consent to the entry of any judgment that does not include the delivery by the claimant or plaintiff to Indemnitee of a written release of Indemnitee (in form, scope and substance satisfactory to Indemnitee in its sole discretion) from all liability in respect of the Environmental Claim; or (ii) settle or compromise any

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Environmental Claim in any manner that may materially and adversely affect
Indemnitee as determined by Indemnitee in the good faith exercise of its discretion.

        (d) Indemnitee shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Environmental Claim, any Hazardous Material or any Requirements of Environmental Laws. In any circumstance in which this indemnity applies, Indemnitee may employ its own legal counsel and consultants to prosecute, negotiate, or defend any claim, action, or cause of action, and Indemnitee shall have the right to compromise or settle the same in the exercise of its good faith discretion. Indemnitors shall reimburse Indemnitee upon demand for all costs and expenses incurred by Indemnitee, including the amount of all costs of settlements entered into in good faith, and the reasonable fees and other costs and expenses of its attorneys and consultants, including without limitation those incurred in connection with monitoring and participating in any action or proceeding.

     6. EVENTS OF DEFAULT. Any one of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement: (a) if any certification, representation or warranty of any Indemnitor contained herein shall prove false or misleading, or (b) if Indemnitors shall default in the observance or performance of any obligation, term, covenant, condition or warranty herein, and such default is not cured within any applicable grace and cure periods.

     7. INDEPENDENT NATURE OF AGREEMENT. This Agreement is an independent obligation of each Indemnitor and is not intended to nor shall it secure payment of the Note or amounts due to Indemnitee under the Deed of Trust. The obligations of Indemnitors under this Agreement are not secured by the Deed of Trust or any of the Loan Documents (as defined in the Deed of Trust).

     8. SURVIVAL OF AGREEMENT. This Agreement is not a Loan Document, and all rights and obligations under this Agreement, shall survive (i) performance and repayment of the Loan; (ii) satisfaction of the Deed of Trust, and release of other security provided in connection with the Loan; and (iii) bankruptcy sale, or trustee's sale or foreclosure under the Deed of Trust and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure); and (iv) transfer of all of Indemnitee's rights in the Loan, the Loan Documents, and the Property.

     9. RIGHTS OF CONTRIBUTION. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation the right to contribution, which Indemnitee may have against Borrower or any other party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Section 9601 ET SEQ.), as it may be amended from time to time, or any other applicable Federal or state laws.

     10. BINDING EFFECT. This Agreement shall be binding upon and benefit Indemnitors and Indemnitee and their respective heirs, personal representatives, successors and assigns. Any holder of the Note and any affiliate of Indemnitee which acquires all or part of the Property by any sale, assignment or foreclosure under the Deed of Trust or by deed or other assignment in lieu of foreclosure shall be a successor of this Agreement. In no event shall any Indemnitee be bound by

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any obligations or liabilities of any Indemnitor even if any such Indemnitee acquires ownership of all or any part of the Property.

     11. LIABILITY OF INDEMNITORS. The obligations of each of the respective Indemnitors under this Agreement shall be the joint and several obligations of each of them. The liability of Indemnitors under this Agreement shall not be limited or impaired by (i) any amendment or modification of the provisions of the Loan Documents to or with Indemnitee by Borrower or any person or entity who succeeds Borrower as owner of the Property; (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment, or foreclosure of the Note or Deed of Trust or any sale or transfer of all or part of the Property; (iv) any exculpatory provision in any of the Loan Documents limiting Indemnitee's recourse to property encumbered by the Deed of Trust or to any other security, or limiting Indemnitee's rights to a deficiency judgment against Borrower (including, without limitation, Section 15 of the Note and Section 9.01 of the Deed of Trust); (v) the release of Borrower or any other person or entity from performance or observance of any of the Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise; or (iv) the release or substitution in whole or in part of any security for the Note.

     12. WAIVER. Indemnitors waive any right or claim of right to cause a marshaling of the assets of Indemnitors or to cause Indemnitee to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors or to proceed against Indemnitors in any particular order. Indemnitors agree that any payments required to be made under this Agreement shall become due on demand. Indemnitors expressly waive and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation that Indemnitors may have. The indemnity provided for under this Agreement shall not be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses that may be asserted in connection with the enforcement or attempted enforcement of any subrogation rights, including, without limitation, any claim that the subrogation rights were abrogated by any acts of Indemnitee. Indemnitors agree to postpone the exercise of any rights of subrogation to the rights of Indemnitee against Indemnitors under this Agreement until the Loan shall have been indefeasibly paid in full.

     13. DELAY. No delay on the part of any Indemnitee in exercising any right, power, or privilege under this Agreement or any of the Loan Documents shall operate as a waiver of any such privilege, power or right.

     14. EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     15. NOTICES. All notices, consents, approvals, elections and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others pursuant to this SECTION 15.) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.

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     16. ATTORNEYS' FEES. In the event that any Indemnitor or any Indemnitee brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including, without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 ET SEQ., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation.

     17. SUCCESSIVE ACTIONS. Separate and successive actions may be brought under this Agreement to enforce any provision at any time and from time to time. No action under this Agreement shall preclude any subsequent action, and Indemnitors waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     18. PARTIAL INVALIDITY. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by an court of competent jurisdiction, then the balance of this Agreement shall be enforceable, and the subject provision shall be enforceable to the extent permitted.

     19. INTEREST ON UNPAID AMOUNTS. All amounts required to be paid or reimbursed to any Indemnitee under this Agreement shall bear interest from the date of expenditure by the Indemnitee until paid. The interest rate shall be the lesser of (a) eighteen percent (18%) per annum and (b) the maximum rate then permitted for the parties to contract for under applicable law.

     20. GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to conflict of laws principles.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       9
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         IN WITNESS WHEREOF, Indemnitors have, by their respective duly authorized representatives, executed this Unsecured Indemnity Agreement under seal as of the Execution Date.

                                    ARLINGTON SQUARE LIMITED PARTNERSHIP,
                                    a Virginia limited partnership

                                    By: Arlington Square, Inc.,
                                        a Virginia corporation,
                                        its general partner


                                    By: /s/ William N. Demas [Seal]
                                        --------------------------
                                           William N. Demas
                                           President


                                   THE WASHINGTON CORPORATION,
                                   a Maryland corporation


                                   By: /s/ William N. Demas [Seal]
                                       ---------------------------
                                       Name: William N. Demas
                                       Title: President





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                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

     Parcel A, ARLINGTON SQUARE, as duly dedicated, platted, and recorded in Deed Book 2210, page 994, among the land records of Arlington County, Virginia.





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